Exhibit 99.1   Press Release

PRESS RELEASE

October 25, 2001
For IMMEDIATE RELEASE

CONTACT:    Paul C. Green, President & CEO
            (617) 769-1111

        MASSACHUSETTS FINCORP ANNOUNCES RECORD THIRD QUARTER EARNINGS

Quincy, MA - October 25, 2001-- Massachusetts Fincorp, Inc. (OTCBB: MAFN), the holding company for The Massachusetts Co-operative Bank announced increased net earnings for the three months ended September 30, 2001 of $236,000 compared to $105,000 for the same period last year. Diluted earnings per share were $0.45 and $0.19 for the quarters ended September 30, 2001 and 2000, respectively. The Bank's substantial earnings increase was due to a continued increase in net interest income which the Bank attributed to the success of its promotion of tiered interest checking and savings products as well as the maturing of long-term, higher cost borrowings. The improved earnings were also attributed to a substantial increase in gains on sold loans. During the quarter, the Bank also benefited from a small negative provision for loan losses. After adjusting for the effect of the provision for loan losses, diluted earnings per share for the quarters ended September 30, 2001 and 2000 would have been $0.43 and $0.11, respectively.

Year-to-date earnings totaled $604,000 for the nine months ended September 30, 2001, compared to $168,000 for the nine months ended September 30, 2000. Diluted earnings per share were $1.12 and $0.30 for the nine months ended September 30, 2001 and 2000, respectively. During the nine months ended September 30, 2001, the Bank also benefited from a negative provision for loan losses. The Bank's substantial earnings increase was due to a continued increase in net interest income. After adjusting for the effect of the provision for loan losses, diluted earnings per share for the nine months ended September 30, 2001 and 2000 would have been $0.96 and $0.26, respectively.

President Paul C. Green stated, "While we are pleased that our strong loan origination capacity continues to provide increased profitability, we are particularly pleased with the continued strengthening of the net interest margin. We believe that the decision to focus on improving net income will provide a strong long-term earnings base to support future growth. We believe our commitment to continue to develop increased volumes of carefully selected commercial real estate product will help support strong stable earnings."

Massachusetts Fincorp, Inc. is a publicly owned savings and loan holding company and the parent corporation of The Massachusetts Co-operative Bank, a Massachusetts stock co-operative bank offering traditional financial products and services. At September 30, 2001, the Bank's total assets were $123.1 million, with total net loans of $76.9 million and total deposits of $96.3 million. Massachusetts Co-operative Bank conducts business through its headquarters located at 70 Quincy Avenue, Quincy, Massachusetts 02169, and its branch offices located in Boston and East Milton.

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts, rather the statements are based on the Company's current expectations regarding its business strategies and their intended results for its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements.
Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. The Company assumes no obligation to update any forward-looking statements.

                             (tables to follow)

                MASSACHUSETTS FINCORP, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS


                                              September 30,    December 31,
                                                  2001             2000
                                              -------------    ------------
                                               (unaudited)

ASSETS
Cash and due from banks                       $  3,079,226     $  2,098,449
Federal funds sold                               6,581,473        3,420,685
                                              -----------------------------
    Total cash and cash equivalents              9,660,699        5,519,134

Securities available for sale                   21,657,994       15,039,257
Securities held to maturity                        504,587          512,843
Federal Home Loan Bank Stock, at cost            1,131,500        1,131,500
Mortgage loans held for sale                     8,021,008        1,585,330

Loans                                           77,653,192       85,122,944
Less: allowance for loan losses                   (713,513)        (764,479)
                                              -----------------------------
    Loans, net                                  76,939,679       84,358,465

Banking premises and equipment, net              4,019,502        4,080,332
Accrued interest receivable                        711,756          602,738
Due from Co-operative Central Bank                 242,850          242,850
Other assets                                       240,202          129,629
                                              -----------------------------

                                              $123,129,777     $113,202,078
                                              =============================

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits                                      $ 96,334,438     $ 89,121,397
Federal Home Loan Bank borrowings               15,838,168       13,598,922
Mortgagor's escrow accounts                        294,093          381,111
Accrued expenses and other liabilities           1,006,731          420,100
                                              -----------------------------
    Total liabilities                          113,473,430      103,521,530
                                              -----------------------------

Commitments and contingencies                            -                -

Preferred stock, par value $.01 per share,
 500,000 shares authorized; no shares are
 issued or outstanding                                   -                -
Common stock par value $.01 per share,
 2,500,000 shares authorized; 600,059
 shares issued and outstanding                       6,001            5,455
Treasury stock at cost, 76,175 shares
 at September 30, 2001                          (1,103,561)        (387,456)
Purchase of common stock for stock
 based incentive plan, 24,002 shares
at September 30, 2001                             (313,170)        (122,978)
Additional paid-in capital                       5,932,024        5,141,285
Unallocated ESOP shares                           (305,466)        (305,466)
Unearned stock awards                             (155,573)        (205,102)
Retained earnings                                5,457,254        5,644,812
Accumulated other comprehensive income             138,838          (90,002)
                                              -----------------------------
    Total Shareholders' equity                   9,656,347        9,680,548
                                              -----------------------------

                                              $123,129,777     $113,202,078
                                              =============================

See accompanying notes to unaudited consolidated financial statements.


                MASSACHUSETTS FINCORP, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME


                                                                     For the Three Months        For the Nine Months
                                                                      Ended September 30,         Ended September 30,
                                                                   ------------------------    ------------------------
                                                                      2001          2000          2001          2000
                                                                   ----------    ----------    ----------    ----------
                                                                          (unaudited)                 (unaudited)

Interest and dividend income:
  Interest and fees on loans                                       $1,685,278    $1,759,614    $5,240,697    $5,088,415
  Interest on investments                                             312,166       215,276       849,235       603,819
  Dividends on investments                                             41,616        33,138       129,391       122,779
  Interest on Federal funds sold                                       46,406        70,234       106,456       112,414
                                                                   ----------------------------------------------------
    Total interest and dividend income                              2,085,466     2,078,262     6,325,779     5,927,427
                                                                   ----------------------------------------------------
Interest expense:
  Interest on deposit accounts                                        765,138       964,676     2,591,874     2,477,769
  Interest on borrowed funds                                          250,999       279,213       719,756       919,778
                                                                   ----------------------------------------------------
    Total interest expense                                          1,016,137     1,243,889     3,311,630     3,397,547
                                                                   ----------------------------------------------------
Net interest income                                                 1,069,329       834,373     3,014,149     2,529,880
Provision for loan losses                                             (10,833)      (41,255)      (83,349)      (19,958)
                                                                   ----------------------------------------------------
Net interest income, after provision for loan losses                1,080,162       875,628     3,097,498     2,549,838
                                                                   ----------------------------------------------------

Non-interest income:
  Customer service fees                                                66,939        36,648       176,379       106,148
  Loan fees and gain on sale of loans and loan servicing rights       181,765        42,552       434,941        69,921
  Net gain on sales of securities available for sale                        -             -            (5)            -
  Miscellaneous                                                        26,496        30,603        78,107        68,258
                                                                   ----------------------------------------------------
    Total non-interest income                                         275,200       109,803       689,422       244,327
                                                                   ----------------------------------------------------

Non-interest expense:
  Salaries and employee benefits                                      537,632       505,311     1,598,043     1,424,887
  Occupancy and equipment                                             126,454       122,760       405,971       361,051
  Data processing                                                      58,352        38,741       153,089       134,706
  Contributions                                                         1,275           445         3,004         2,075
  Other general and administrative                                    255,469       173,191       669,086       624,678
                                                                   ----------------------------------------------------
    Total non-interest expense                                        979,182       840,448     2,829,193     2,547,397
                                                                   ----------------------------------------------------
Income before income tax provision                                    376,180       144,983       957,727       246,768
Income tax provision                                                  139,807        39,522       354,154        79,263
                                                                   ----------------------------------------------------
Net income                                                         $  236,373    $  105,461    $  603,573    $  167,505
                                                                   ====================================================

Other comprehensive income, net of tax:
Unrealized holding gains (loss) arising during the period             140,284       110,954       228,840       115,674
Less: reclassification adjustment for (gains)
 included in net income                                                     -             -             3             -
                                                                   ----------------------------------------------------
Other comprehensive income (loss), net of tax                         140,284       110,954       228,843       115,674
                                                                   ----------------------------------------------------
Comprehensive income                                               $  376,657    $  216,415    $  832,416    $  283,179
                                                                   ====================================================

Earnings Per Share:
  Basic                                                            $     0.47    $     0.19    $     1.15    $     0.30
  Diluted                                                          $     0.45    $     0.19    $     1.12    $     0.30

Weighted Average Shares Outstanding:
  Basic.                                                             502,262        554,358       524,065       557,191
  Diluted                                                            520,605        564,378       539,340       566,177
